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                                                                    Exhibit 10.A

                            INLAND STEEL INDUSTRIES
                            NONQUALIFIED THRIFT PLAN
                        (As Amended September 24, 1997)


     Inland Steel Industries, Inc. hereby amends and restates this Inland Steel Industries Nonqualified Thrift Plan, effective as of January 1, 1995, in order to continue to enable eligible employees of Inland Steel Industries, Inc. and its Affiliates to obtain the same level of benefits they would have been able to receive under the Inland Steel Industries Thrift Plan but for the limit imposed by the Internal Revenue Code of 1986 on the amount of compensation which may be taken into account under such plan.

                                   ARTICLE I

                                  DEFINITIONS

     1.01 "Account" means the record of a Participant's interest in the Plan attributable to Company Contributions and Participant Contributions made on behalf of such Participant.

     1.02  "Affiliate" means Affiliate as defined in the Qualified Thrift Plan.

     1.03 "Beneficiary" means with respect to a Participant the Participant's Beneficiary under the Qualified Thrift Plan.

     1.04 "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     1.05  "Company" means Inland Steel Industries, Inc.

     1.06 "Company Contributions" means the contributions to the Plan by the Company pursuant to Section 3.03.

     1.07  "Effective Date" means January 1, 1989.

     1.08 "Eligible Employee" means an employee of the Company or an Affiliate who is eligible to participate in the Qualified Thrift Plan.

     1.09 "Enrollment Date" means the Effective Date and the first day of each month thereafter.
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     1.10  "Participant" means each Eligible Employee who has met the requirements of Article II for participation in the Plan.

     1.11 "Participant Contributions" means the contributions to the Plan by the Company on behalf of a Participant pursuant to Section 3.01.

     1.12 "Plan" means the Inland Steel Industries Nonqualified Thrift Plan, as amended and restated.

     1.13 "Plan Administrator" means the Director of Pension Investments and Administration of the Company or such other individual as may be appointed by the Vice President-Human Resources or the Treasurer of the Company to administer the Plan. To the extent consistent with the purposes of the Plan and the authority delegated to the Assistant Plan Administrator pursuant to Section 6.03(h), the term Plan Administrator shall include Assistant Plan Administrator.

     1.14  "Plan Year" means the calendar year.

     1.15 "Qualified Thrift Plan" means the Inland Steel Industries Thrift Plan, as from time to time amended.

     1.16 "Salary" means for any relevant period the Participant's Base Salary (as defined in the Qualified Thrift Plan) which is not taken into account under the Qualified Thrift Plan pursuant to Section 401(a)(17) of the Code.

     1.17  "Valuation Date" means the last day of each month.

     1.18 "Vesting Service" means Vesting Service as defined in the Qualified Thrift Plan.
                                   ARTICLE II

                                 PARTICIPATION

     An Eligible Employee shall become a Participant on the Enrollment Date next following the filing with the Plan Administrator of an instrument in a form prescribed by the Plan Administrator evidencing his acceptance of the provisions of the Plan.

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                                  ARTICLE III

                                 CONTRIBUTIONS
                                 -------------


     3.01 Participant Contributions. Each Participant who is an Eligible Employee may elect for the Company to make contributions under the Plan equal to 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of the Participant's Salary.
Contributions made to the Plan on a Participant's behalf shall be treated as a salary reduction and shall reduce the amount of current cash compensation otherwise payable to such Participant.

     3.02 Designation of Participant Contributions. Each Participant shall designate the percentage of his Salary to be deferred as a contribution under the Plan in the same instrument by which he evidences his acceptance of the provisions of the Plan pursuant to Article II. Thereafter, a Participant may, on a form prescribed by the Plan Administrator, change the percentage of his Salary to be deferred as a contribution under the Plan.

     3.03 Company Contributions. For each payroll period the Company shall make a contribution to the Plan in respect of each Participant equal to 100% of the amount of that Participant's contribution made during such payroll period pursuant to Section 3.01 which is not in excess of 5% of the Participant's Salary for such payroll period.

     3.04 Nature of Contributions. Any amounts contributed to the Plan pursuant to this Article III shall be retained by the Company as a general asset of the Company, and contributions shall be reflected on the books of the Company solely for the purpose of computing Participants' benefits from the Plan.


                                  ARTICLE IV

                                   ACCOUNTS
                                   --------


     4.01 Maintenance of Accounts. The Plan Administrator shall establish and maintain in the records of the Plan an Account for each Participant reflecting each Participant's interest in the Plan


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attributable to Participant Contributions and Company Contributions made on his behalf, increased by earnings attributable thereto.

     4.02 Valuation of Accounts. As of each Valuation Date, the Account of each Participant shall be (a) credited with earnings for the period since the next preceding Valuation Date as set forth in Section 4.03, and (b) increased by Participant Contributions and Company Contributions to the Plan with respect to such Participant relating to payroll periods since the next preceding Valuation Date.

     4.03 Earnings. During a Plan Year, Participants' Accounts shall be credited with earnings at a rate equal to the net rate of interest earned by assets in the Stable Value Fixed Income Fund established under the Qualified Thrift Plan for the relevant period.


                                   ARTICLE V

                           DISTRIBUTION OF BENEFITS
                           ------------------------


     5.01 Distribution Upon Termination of Employment. (a) Upon termination of a Participant's employment with the Company prior to the completion of 5 years of Vesting Service other than by reason of a Distributable Event (as such term is defined in the Qualified Thrift Plan), the Participant shall be entitled to distribution of his entire Account balance, minus the portion of such Account balance attributable to Company Contributions made to such Account less than two years (twenty-four months) prior to such termination of employment, payable to the Participant in a single lump sum payment no later than 60 days after the first anniversary of the Participant's termination of employment.
     (b) Upon termination of a Participant's employment with the Company after the completion of 5 years of Vesting Service or by reason of a Distributable Event, subject to Paragraph (c) and Section 5.02 below, the Participant shall be entitled to distribution of his entire Account balance, payable to the Participant in a single lump sum payment no later than 60 days after the first anniversary of the Participant's termination of employment.


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     (c) Upon termination of a Participant's employment with the Company by reason of Physical Disability or Retirement, and where the amount payable to the Participant is at least $10,000, the Participant shall be entitled to a distribution of his entire Account balance, payable to the Participant in either of the following ways, as irrevocably elected by the Participant in accordance with rules established by the Plan Administrator:

          (1) In a single lump sum payment representing the full amount distributable to the Participant, payable on a date elected by the Participant which is not later than the end of the calendar year in which the Participant attains age 75; or

          (2) In substantially equal installments, payable annually, over a period not extending beyond the end of the calendar year in which the Participant attains age 75. Each installment payment shall be equal to that amount determined by multiplying the then remaining balance in the Participant's Account as of the Valuation Date used for purposes of calculating the payment by a fraction having a numerator of one and a denominator equal to the number of installments remaining to be paid.


     5.02 Distribution Upon Death. Upon the death of a Participant, the total value of the Participant's Account as of the Valuation Date preceding the date of death shall be distributed to the Participant's Beneficiary in a single lump sum payment as soon as practicable after satisfactory proof of death shall have been submitted to the Plan Administrator.

     5.03 Hardship Distributions. Upon a showing of hardship by a Participant, such Participant shall be entitled to a distribution of such portion (or all) of his Account balance as shall be necessary to meet such hardship. This Section
5.03 shall be administered in a manner consistent with the hardship withdrawal provisions of the Qualified Thrift Plan. The Plan Administrator's determination of a Participant's hardship hereunder shall be final.

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                                  ARTICLE VI
                              PLAN ADMINISTRATION
                              -------------------

     6.01 Administration of Plan. The Company shall have the sole responsibility for making salary reductions and contributions hereunder as provided under ARTICLE III and, subject to the provisions of Section 8.04, the Company shall have the sole authority to amend or terminate, in whole or in part, this Plan at any time. The Plan Administrator shall have the sole responsibility for the administration of the Plan.

     The Company does not guarantee to any Participant in any manner the effect under any tax law or Federal or state statute of the Participant's participation in this Plan.

     6.02 Claims Procedure. The Plan Administrator shall make all determinations as to the right of any person to a benefit under this Plan. Any denial by the Plan Administrator of a claim for benefits under the Plan by a Participant shall be stated in writing by the Plan Administrator and shall set forth the specific reasons for the denial. In addition, the Plan Administrator shall afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a review of the decision denying the claim.

     6.03 Powers and Duties of Plan Administrator. The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) to prescribe procedures to be followed by Participants in filing elections or revocations thereof;

          (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

          (d) to receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;

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          (e)  to furnish the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Company and reports of disbursements for expenses directed by the Plan Administrator;

          (g) to appoint individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel; and

          (h) to name as an Assistant Plan Administrator any individual or individuals and to delegate such authority and duties to such individual as the Plan Administrator in its discretion deems advisable. Each Assistant Plan Administrator, if any, named pursuant to this paragraph shall have such authority to act with respect to the administration of the Plan as the Plan Administrator may prescribe. The incumbency of any Assistant Plan Administrator may be terminated by action of the Plan Administrator at any time, with or without cause. Notwithstanding the foregoing, in the absence of a formal designation of any Assistant Plan Administrator by the Plan Administrator, no provision of this paragraph shall prevent the Plan Administrator from delegating authority to employees or other agents of the Company in executing the duties of administering the Plan.

     The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

     6.04 Rules and Decisions. The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, the Company or the legal counsel of the Company.

     6.05 Authorization of Benefit Payments. The Plan Administrator shall issue directions to the Company concerning all benefits which are to be paid from the Company's general assets pursuant to the provisions of the Plan.

     6.06 Indemnification of Plan Administrator. The Plan Administrator shall be indemnified by the Company against any and all liabilities arising by reason of any act or failure to act made in good faith

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pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.01 No Right to Employment, etc. Neither the creation of this Plan nor anything contained herein shall be construed as giving any Participant hereunder or other employees of the Company or any subsidiary any right to remain in the employ of the Company or any subsidiary.

     7.02 Successors and Assigns. All rights and obligations of this Plan shall inure to, and be binding upon the successors and assigns of the Company.

     7.03 Inalienability. Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payments under this Plan and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant or Beneficiary.

     7.04 Incompetency. If any Participant or Beneficiary is, in the opinion of the Plan Administrator, legally incapable of giving a valid receipt and discharge for any payment, the Plan Administrator may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Plan Administrator are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Plan to the extent of and as to that payment, and neither the Plan Administrator nor the Company will have any obligation regarding the application of the payment.

     7.05 Controlling Law. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to this Plan.

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     7.06 Severability. If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.

     7.07 Limitations on Provisions. The provisions of this Plan and any benefits hereunder shall be limited as described herein. Any benefit payable under the Qualified Thrift Plan shall be paid solely in accordance with the terms and provisions of the Qualified Thrift Plan, as appropriate, and nothing in this Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Qualified Thrift Plan.

     7.08 Gender and Number. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

     8.01 Amendment to Conform with Law. The Plan may be amended to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

     8.02 Other Amendments and Termination. The Plan may be amended at any time, without the consent of any Participant or Beneficiary. Notwithstanding the foregoing, the Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to a Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such amendment or termination, any such accrued benefit hereunder shall not be reduced or canceled.

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     8.03  Effect of Change in Control.

          (a) In the event of a Change in Control (as defined below), all benefits accrued as of the date of such Change in Control hereunder shall become fully (i.e., 100%) and irrevocably vested, and shall become distributable to Participants (and Beneficiaries) at such time and in such manner provided herein pursuant to the provisions of the Plan as in effect on the day immediately preceding the date of such Change in Control. The Plan Administrator shall, in its sole discretion, determine whether assets equal in value to the aggregate of all accrued benefits under the Plan as of the date of such Change in Control shall be deposited by the Company with a bank trustee pursuant to one or more "rabbi trusts."

          (b) For purposes of this Section 8.03, a "Change in Control" shall be deemed to have occurred if:

               (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of two consecutive years (not including any period prior to November 22, 1989), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses
     (i), (iii) or (iv) of this paragraph (b)), whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

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               (iii)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (c) The provisions of this Section 8.03 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in this Plan, other than those Participants who are both (i) not employed by the Company or a subsidiary as of the date of the Change in Control and (ii) not receiving nor could have commenced receiving benefits under the Plan as of the date of the Change in Control, both immediately prior to the Change in Control and at the date of such amendment.

     8.04 Manner and Form of Amendment or Termination. Any amendment or termination of this Plan shall be made by action of the Board of Directors of the Company; provided, however, that (i) the Treasurer of the Company, and (ii) the Vice President-Human Resources of the Company (or such other person as designated by the Chairman of the Board of Directors of the Company) are jointly authorized, by written action signed by both individuals, to adopt and place in effect any amendments to the Plan and any related documents as they jointly deem necessary or advisable:

     (a) to maintain the Plan and any related documents in compliance with applicable law;

     (b)  to relieve administrative burdens with respect to those documents; or

     (c) to provide for other changes in the best interests of Plan Participants and Beneficiaries,

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without the necessity for further action by the Board of Directors of the
Company or subsequent ratification; provided, however, that any action or amendment that would have the effect of:

          (i)    terminating the Plan;

          (ii)   materially changing the benefits under the Plan; or

          (iii) increasing anticipated costs associated with the Plan by more than $5 million, except for changes to comply with applicable law;

may not be made without approval or ratification by the Board of Directors of the Company.

Notwithstanding the foregoing, either of the Board of Directors of the Company or the Chairman of the Board of Directors of the Company may from time to time authorize another officer or officers to adopt and place into effect (without the further need for Board authorization) amendments to the Plan and any related documents within the parameters set forth in subparagraphs (a) through (c) above and subject to the limitations in subparagraphs (i) through (iii) above. If and to the extent the Board or the Chairman does so authorize other officer(s), that officer or those officers will have the powers described above in this Section 8.04.

     8.05 Notice of Amendment or Termination. The Plan Administrator shall notify Participants or Beneficiaries who are affected by any amendment or termination of this Plan within a reasonable time thereof.

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